As filed with the Securities and Exchange Commission on July 27, 2000

                                                  Registration No. 333-_________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                    Under the

                             SECURITIES ACT OF 1933

                                 ---------------

                       UNITED STATES CELLULAR CORPORATION

             (Exact name of registrant as specified in its charter)

               Delaware                                 62-1147325
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                   8410 West Bryn Mawr Avenue, Suite 700           60631
                          Chicago, Illinois                     (Zip Code)
                    (Address of Principal Executive Offices)

                        Telephone and Data Systems, Inc.

                            Tax-Deferred Savings Plan
                            (Full title of the plan)

                              LeRoy T. Carlson, Jr.
                                    Chairman
                       United States Cellular Corporation.
                      c/o Telephone and Data Systems, Inc.
                       30 North LaSalle Street, Suite 4000
                             Chicago, Illinois 60602
                     (Name and address of agent for service)

                                 (312) 630-1900

                          (Telephone number, including
                        area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                 Proposed Maximum       Proposed Maximum
  Title of Securities      Amount to be          Offering Price         Aggregate Offering    Amount of
  to be Registered         Registered (1)        Per Share              Price                 Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Common Shares,
  $1.00 par value          200,000 Shares        $67.90625 (2)          $13,581,250           $3,585.45
======================== ====================== ====================== ====================== ======================

[FN]

(1) In addition, there is being registered hereby an indeterminate number of shares as may be deemed to be offered and sold by the Registrant to participants of the Tax-Deferred Savings Plan pursuant to participant-directed open market purchases of such shares by the independent trustee of such plan.

(2) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on July 25, 2000, pursuant to Rule 457(h)(1) under the Securities Act of 1933.
================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registration Information and Employee Plan Annual Information.*
         -------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents which have heretofore been filed by United States Cellular Corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The description of the Common Shares, par value $1.00 per share ("Common Shares"), of the Company contained in Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Registration Statement on Form 8-A.

         2. The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         4. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the 1934 Act since December 31, 1997.

         All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Incorporated herein by reference.  See Item 3.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters relating to the securities registered hereby will be addressed by Sidley & Austin, 10 S. Dearborn Street, Bank One Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS") which is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of TDS, the Company and certain other subsidiaries of TDS; Michael G. Hron, the General Counsel and an Assistant Secretary of TDS and the Company and the Secretary or Assistant Secretary of certain subsidiaries of TDS; William S. DeCarlo, an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, an Assistant Secretary of the
Company and the Secretary or an Assistant Secretary of certain other subsidiaries of TDS, are partners of Sidley & Austin.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred. Article XI of the Company's Restated Certificate of Incorporation provides for the indemnification of directors, officers and employees of the Company within the limitations of Section 145.

         In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of the provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

         The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where the Company cannot directly provide indemnification under DGCL.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings.
         ------------

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to
              Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         5. That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of July, 2000.

                                   UNITED STATES CELLULAR CORPORATION

                                   By:      /s/ LeRoy T. Carlson, Jr.
                                            ------------------------------------
                                            LeRoy T. Carlson, Jr.
                                            Chairman


                        POWER OF ATTORNEY AND SIGNATURES

                  The undersigned officers and directors of United States Cellular Corporation hereby severally constitute and appoint LeRoy T. Carlson, Jr., John E. Rooney, Kenneth R. Meyers and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for us in our names in the capacities indicated below, all amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable United States Cellular Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission in connection with this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of July, 2000.

/s/ LeRoy T. Carlson, Jr.      Chairman and Director
------------------------------
    LeRoy T. Carlson, Jr.

/s/ John E. Rooney             President and Chief Executive Officer (Principal
------------------------------ Executive Officer) and Director
    John E. Rooney

/s/ Kenneth R. Meyers          Executive Vice President-Finance, Chief Financial
------------------------------ Officer, Treasurer and Director
    Kenneth R. Meyers

/s/ LeRoy T. Carlson           Director
------------------------------
    LeRoy T. Carlson

/s/ Sandra L. Helton           Director
------------------------------
    Sandra L. Helton

/s/ Walter C.D. Carlson        Director
------------------------------
    Walter C.D. Carlson

/s/ Paul-Henri Denuit.         Director
------------------------------
    Paul-Henri Denuit

/s/ J. Samuel Crowley          Director
------------------------------
    J. Samuel Crowley

/s/ John T. Quille             Vice President and Controller (Principal
------------------------------ Accouting Officer)
    John T. Quille

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of July, 2000.

THE TELEPHONE AND DATA SYSTEMS, INC.
TAX-DEFERRED SAVINGS PLAN AND TRUST

By:      TELEPHONE AND DATA SYSTEMS, INC.,
         as plan administrator


By:      /s/ LeRoy T. Carlson, Jr.
         -----------------------------------------------
         LeRoy T. Carlson, Jr.
         President and Chief Executive Officer

                               EXHIBIT INDEX

                  The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.                      Description
------                     -----------
  4.1 Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated herein by reference to Exhibit
                  3.1 to the Company's Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Registration Statement on Form 8-A.

  4.2 Bylaws of the Company is hereby incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1999.

  5               Opinion of Counsel

 23.1             Consent of Independent Public Accountants

 23.2             Consent of Counsel (contained in Exhibit 5)

 24               Powers of Attorney (included on signature page)